Exhibit 10.2

Textron Financial Corporation, Subsidiary of Textron Inc.

AMENDED AND RESTATED WHOLESALE SECURITY AGREEMENT

This Amended and Restated Wholesale Security Agreement (this “Agreement”) is entered into, as of August 17, 2006, by All Homes Corp., a Delaware corporation (“Debtor”) and Textron Financial Corporation, a Delaware corporation (“Secured Party”). For purposes of this Agreement, any party which controls, is controlled by, or is under common control with Debtor or Secured Party, shall be deemed an affiliate of Debtor or Secured Party, as appropriate. This Agreement amends and restates in its entirety that certain Wholesale Security Agreement dated as of March 22, 2002, as amended to date, by Debtor and Secured Party (the “Existing Agreement”). Debtor desires to amend and restate the Existing Agreement as set forth in this Agreement to reflect and confirm, and this Agreement does hereby so amend and restate the Existing Agreement to reflect and confirm, that all of the loans outstanding under the Existing Agreement are hereby consolidated as loans outstanding hereunder and all principal, interest, fees and other amounts outstanding under the Existing Agreement shall continue to be outstanding hereunder and shall be payable in accordance with the terms and conditions hereof. Debtor warrants and confirms to Secured Party that the liens and security interest in favor of Secured Party in and to the “Collateral” as described under the Existing Agreement are perfected and are subject to no other liens and/or security interests and, immediately after their entering into this Agreement, the liens and security interest in favor of Secured Party in and to the Collateral (as defined herein) under this Agreement are perfected and are subject to no other liens and/or security interests. Debtor further ratifies and confirms each Finance Plan and other loan documentation with or in favor of Secured Party outstanding as of the date hereof. This Agreement shall not constitute a satisfaction or novation of any obligations owed by Debtor to Secured Party.

1.	Grant of Security Interest; Description of Collateral.

Debtor grants to Secured Party and its affiliates a security interest in the following property (collectively, the “Collateral”):

See Attached Exhibit A

2.	Promise to Pay.

Debtor promises to pay to Secured Party the original invoice cost (“Invoice Cost”) of each item of Collateral financed or refinanced for Debtor which includes all related construction and set-up costs advanced by Secured Party pursuant to terms letters, finance plans or otherwise (in all cases, a “Finance Plan”), together with interest and charges on the Invoice Cost as specified in the applicable Finance Plan and this Agreement (collectively, the “Total Debt”). All payments hereunder and under each Finance Plan shall be made payable to Secured Party and delivered to the address specified by Secured Party from time to time. Each payment received from Debtor by Secured Party shall be applied: first, to the portion of the Total Debt attributable to items of Collateral which have been disposed of by Debtor, in the order in which such items of Collateral were invoiced to Debtor(the “Order of Invoicing”); second, to the portion of the Total Debt then due and owing attributable to other items of Collateral in their Order of Invoicing; and, third, the excess, if any, shall be held by Secured Party as security for the payment of all other obligations of Debtor and/or its affiliates secured by the Collateral. With respect to any particular item of Collateral, payments received by Secured Party from Debtor which are allocable thereto shall be applied: first, to accrued and unpaid late charges and interest owing hereunder and under any applicable Finance Plan with respect to such item of Collateral; and, second, to the then outstanding Invoice Cost of such item of Collateral.

3.	Obligations Secured by the Collateral.

Each item of Collateral shall secure the payment and performance by Debtor and/or its affiliates of all present and future indebtedness and obligations of Debtor and/or its affiliates, of every kind and nature whatsoever, owing to Secured Party and/or its affiliates. Debtor acknowledges that Secured Party shall be entitled to a purchase money security interest in the items of Collateral financed by Secured Party for Debtor and agrees that the extent of Secured Party’s purchase money priority in any such item of Collateral shall be determined, at any time, by reference to the unpaid Total Debt attributable to such item of Collateral.

4.	Collateral to Remain Personal Property; Location of Collateral.

Debtor agrees that the Collateral shall at all times remain personal property, shall not become affixed to or form a part of any real estate, and shall be located at Debtor’s place(s) of business as Secured Party may approve in writing from time to time. Debtor shall not remove any of the Collateral from such location(s) (including moving any of the Collateral between or among such locations) or change its principal place of business without the prior written consent of Secured Party.

5.	Disclaimer of Warranties; Unconditional Nature of Obligations.

DEBTOR HEREBY ACKNOWLEDGES AND AGREES THAT: (a) SECURED PARTY IS NOT THE MANUFACTURER OR THE SELLER OF THE COLLATERAL; AND (b) SECURED PARTY HAS NOT MADE ANY WARRANTY OR REPRESENTATION WITH RESPECT TO THE COLLATERAL OF ANY NATURE OR KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE MERCHANTABILITY OF THE COLLATERAL, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS OR ITS NON-INFRINGEMENT OF THE RIGHTS OF OTHERS. Debtor agrees that it shall give notice to Secured Party of any defect or non-conformity in any shipment of the Collateral financed by Secured Party, or any claim of a right to reject or revoke acceptance of such Collateral for any reason, no later than five (5) days after delivery of such Collateral. NOTWITHSTANDING SUCH NOTICE, DEBTOR AGREES THAT ITS OBLIGATIONS TO SECURED PARTY WITH RESPECT TO SUCH COLLATERAL SHALL BE ABSOLUTE AND UNCONDITIONAL AT ALL TIMES AFTER SECURED PARTY HAS ADVANCED OR COMMITTED TO ADVANCE ALL OR ANY PART OF THE INVOICE COST OF SUCH COLLATERAL TO THE SELLER THEREOF.

6.	Debtor’s Representations, Warranties and Agreements.

Debtor represents and warrants to Secured Party that: Debtor lawfully possesses and owns each item of Collateral financed or refinanced by Secured Party for Debtor; except for the security interest granted hereby, the Collateral is free from, and will remain free from, all liens, claims, security interests or other encumbrances; no financing statement covering the Collateral or its proceeds is on file in favor of any party other than Secured Party; all information supplied and statements made by Debtor in any financial or accounting statement or application for credit delivered to Secured Party at any time is, or shall be, true, correct, complete and genuine when delivered and there has been no material adverse change in the Debtor’s credit worthiness, financial position or in the information provided by Debtor to Secured Party in the credit application or otherwise from the date of submission of such information through the date of Debtor’s signing of this Agreement. Debtor agrees: to defend, at Debtor’s own expense, any action, proceeding or claim affecting the Collateral; to pay attorneys’ fees and all other expenses incurred by Secured Party in enforcing its rights after Debtor’s default hereunder; to pay promptly all taxes, assessments, license fees and other public or private charges when levied or assessed against the Collateral, this Agreement, any Finance Plan or payments to be made in connection therewith (such obligation shall survive the termination of this Agreement); that if a certificate of title is required by law with respect to any item of Collateral, Debtor shall obtain such certificate and shall note the security interest of Secured Party thereon and, in any event, shall do everything necessary or expedient to preserve or perfect the security interest of Secured Party therein; that Debtor will not misuse, fail to keep in good repair, secrete or, except as herein expressly permitted, rent, lend, encumber or otherwise transfer any of the Collateral, or use the Collateral for any purpose other than for display or demonstration on Debtor’s premises without the prior written consent of Secured Party; and that Secured Party may enter upon Debtor’s premises at any reasonable time to inspect the Collateral and Debtor’s books and records pertaining to the Collateral with the full cooperation and assistance of Debtor.

6.1	Covenants.

Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Debt Service” means at any date of determination, the sum of all mandatory payments of principal and interest due during the 12 months from the date of determination, excluding any balloon maturities. For purposes of determining Debt Service, principal and interest payments on the loans under this Agreement shall be excluded.

“Free Cash Flow” means Funds From Operations plus non-cash expenses recognized in conjunction with equity-based compensation plus Interest Expense.

Debtor further agrees that Debtor receives good and valuable benefit and consideration from its relationship with American Land Lease, Inc., and as such Debtor agrees that the failure of American Land Lease, Inc., to maintain the following financial covenants as of the last day of each fiscal quarter, based on the publicly released consolidated financial statements of American Land Lease, Inc., may, in Secured Party’s sole discretion, cause an immediate suspension of any additional financing under this Agreement:

TNW and Ratio to Debt. Debtor covenants and agrees with Secured Party that American Land Lease, Inc: (i) shall not permit its tangible net worth (“TNW”) to be less than Ninety Million Dollars ($90,000,000.00); and (ii) shall not permit its total debt to TNW ratio to exceed 2.0:1. The amounts and ratio referred to in the preceding sentence shall be calculated in accordance with generally accepted accounting principles. Debtor shall provide to TFC such financial information and with such frequency as TFC may request from time to time, and TFC’s calculations of the foregoing amounts and ratios shall be conclusive absent manifest error.

Debt Service Coverage Ratio. Debtor covenants, warrants and agrees with Secured Party that American Land Lease, Inc., shall at all times maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.0 on the aggregate of all its debt. Debt Service Coverage Ratio will be calculated based upon dividing Free Cash Flow by Debt Service for the applicable measurement date.

7.	Disposition of Collateral by Debtor; Release of Lien.

Debtor is a merchant engaged in the business of selling the Collateral and other personal property of a kind similar to the Collateral. Both Debtor and Secured Party intend for Debtor to sell the Collateral, but only in the ordinary course of its business as Debtor normally sells such Collateral. Therefore, Debtor may sell any item of Collateral provided that: (a) Debtor is not in default hereunder, (b) the price obtained for such item of Collateral is not less than the unpaid Total Debt attributable thereto, and (c) Debtor holds all of the proceeds of any such sale in trust for, and promptly remits the unpaid Invoice Cost of such item of Collateral to, Secured Party. Debtor acknowledges that Secured Party may extend financial accommodations, in an amount equal to all or a portion of the Debtor’s sales price, to the purchaser or lessee of an item of Collateral from Debtor. In such a case, the unpaid Invoice Cost of such item of Collateral and the amount to be financed by Secured Party may be offset against one another to determine the amount payable by or to Debtor.

8.	Insurance and Risk of Loss.

At all times during the term of this Agreement, Debtor shall bear the entire risk of loss or destruction of, or damage to, the Collateral. Debtor will procure and continuously maintain “all risk” property insurance covering each item of Collateral for the full replacement value thereof, plus such other insurance as Secured Party may specify from time to time. Each policy of insurance shall contain a standard Lender’s Loss Payable Endorsement in favor of Secured Party, providing for, among other things, thirty (30) days prior written notice to Secured Party of any cancellation, non-renewal or modification of such coverage. Secured Party’s acceptance of policies in lesser amounts in one instance shall not be a waiver of Debtor’s obligations hereunder in any other instances. In the event of Debtor’s failure to secure and maintain insurance as herein required, Secured Party may to protect and insure the Collateral, at its sole option, secure such insurance on behalf of Debtor and Debtor hereby promises to pay to Secured Party on demand any amounts expended by Secured Party in securing such insurance as part of the obligations payment of which is secured by the Collateral pursuant to this Agreement. Insurance purchased by Secured Party may include coverage beyond those required by this Section. The cost of such insurance may include: (i) premium expense; (ii) premium finance charges; and (iii) fees for billing and other administrative services. Secured Party’s affiliates may act as insurance carrier, premium finance company and/or insurance administrator, and may be compensated through premium charges, commissions, premium rebates and fees. Debtor acknowledges that any insurance obtained by Secured Party is solely for the benefit of Secured Party and may be more expensive than insurance obtained by Debtor. Secured Party will promptly discontinue any insurance purchased by Secured Party upon Debtor’s presentation of proper evidence of valid insurance meeting the requirements of this Section. Debtor hereby agrees that Secured Party may act as Debtor’s representative in making, adjusting and settling claims under or canceling any such insurance policies covering the Collateral, and endorsing Debtor’s name on any drafts, checks or other instruments drawn by an insurer of the Collateral.

9.	Events of Default; Acceleration.

Debtor and Secured Party acknowledge that time is of the essence in this Agreement. The following are events of default under this Agreement permitting Secured Party to take such action under Paragraph 10 of this Agreement, as Secured Party deems necessary:

(a)	any of Debtor’s obligations to Secured Party and/or any affiliate of Secured Party under this Agreement, any Finance Plan or any other agreement are not paid or performed as required;

(b)	there occurs a default by any affiliate of Debtor under any agreement with Secured Party and/or any affiliate of Secured Party;

(c)	any sale or other disposition of the Collateral is made by Debtor other than in compliance with Paragraph 7 hereof;

(d)	Debtor breaches any representation, warranty or covenant contained herein or in any other instrument or agreement delivered by Debtor to Secured Party or any affiliate of Secured Party in connection with this Agreement or any other transaction;

(e)	Debtor dies, ceases to do business as a going concern or there occurs a material change in the ownership or management of Debtor’s business;

(f)	any of the Collateral is lost, damaged or destroyed and Debtor fails to pay to Secured Party, within five (5) days thereafter, the unpaid Invoice Cost of such Collateral;

(g)	Debtor becomes insolvent or bankrupt; makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver; a trustee or a receiver is appointed for Debtor or for a substantial part of its property without its consent and such trustee or receiver is not removed within a period of thirty (30) days; bankruptcy, reorganization or insolvency proceedings are instituted by or against Debtor and, if instituted against Debtor, are not dismissed within a period of thirty (30) days; or if any of the foregoing occurs with respect to any guarantor or other party liable for any of Debtor’s and/or its affiliates obligations to Secured Party and/or its affiliates;

(h)	all or any part of the Collateral is attached, levied or seized upon in any proceeding and such process is not discharged within ten (10) days;

(i)	Secured Party believes that the prospect of payment or performance of Debtor’s and/or its affiliates obligations to Secured Party and/or its affiliates is impaired, whether by reason of a material adverse change in the business prospects or financial condition of Debtor or otherwise, or, in good faith, believes that the Collateral is insufficient security for Debtor’s obligations to Secured Party; or

(j)	any guarantor, surety or endorser for any of Debtor’s and/or its affiliates obligations to Secured Party and/or its affiliates dies, defaults in any obligation or liability owing to Secured Party or any affiliate of Secured Party, or any guaranty of the obligations secured hereby is terminated.

If Debtor is in default hereunder, the indebtedness herein described and all other debts then owing by Debtor to Secured Party and/or its affiliates under this Agreement or any other present or future agreement shall, if Secured Party or any such affiliate shall so elect, become immediately due and payable.

10.	Secured Party’s Remedies After Default; Consent to Enter Premises.

Upon a default hereunder, and at any time thereafter, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws, including the right to collect from Debtor any deficiency remaining after disposition of the Collateral. Debtor agrees that Secured Party may, by itself or through an agent, without notice to any person and without judicial process of any kind, enter into any premises or upon any land owned, leased or otherwise under the apparent control of Debtor where Secured Party believes the Collateral may be, and disassemble, render unusable and/or repossess all or any items of the Collateral. Debtor expressly waive all rights to possession of the Collateral after default and all claims for injuries suffered through or loss caused by such entering and/or repossession by Secured Party. Debtor shall, upon demand by Secured Party, assemble the Collateral and return it to Secured Party at a place designated by Secured Party. Secured Party will give Debtor reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale of the Collateral or any other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed to the notice address of Debtor shown herein at least ten (10) days before the time of the sale or other disposition of the Collateral. Debtor agrees that the repurchase of any item of Collateral by the manufacturer or any distributor thereof shall constitute a commercially reasonable private sale of the Collateral by Secured Party, if the price obtained is equal to: (a) the then outstanding Invoice Cost of such item of Collateral, minus (b) amounts incurred, if any, to restore such item of Collateral to the equivalent of unused condition. Expenses of retaking, holding, preparing for sale, selling and the like shall include attorney’s fees and other legal expenses. Debtor understands that Secured Party’s rights are cumulative and not alternative.

11.	Waiver of Defaults; Agreement Inclusive.

Secured Party may, in its sole discretion, waive a default or cure a default at Debtor’s expense. Any such waiver in any particular instance or any waiver of a particular default shall not be a waiver of any other defaults at the same time or at any other time. No modification or change in this Agreement, or supplement hereto, shall bind Secured Party unless in writing and signed by an authorized officer of Secured Party.

12.	Financing Statements; Financial Information.

Debtor shall execute all financing statements or other instruments which Secured Party reasonably deems to be necessary or appropriate to protect and perfect its security interest in the Collateral. Debtor authorizes Secured Party to file a financing statement with respect to the Collateral. Debtor will deliver to Secured Party, within ninety (90) days after the close of each fiscal year of Debtor, Debtor’s balance sheet and statement of income (“Financial Statements”), certified by a recognized firm of certified public accountants as having been prepared in accordance with generally accepted accounting principles and as presenting fairly the financial condition of Debtor as of the date thereof and for the period then ended. Upon request, Debtor will deliver to Secured Party, within ninety (90) days after the close of each fiscal quarter of the Debtor, copies of Debtor’s quarterly Financial Statements certified by the chief financial officer of Debtor as presenting fairly the financial condition of Debtor as of the date thereof and for the period then ended.

13.	Miscellaneous.

Secured Party may correct patent errors herein and fill in blanks. Any provisions hereof contrary to, prohibited by, or invalid under applicable law, shall be inapplicable hereto, deemed omitted herefrom, and shall not invalidate the remaining provisions hereof. Secured Party may establish a credit limit for Debtor and may adjust such credit limit from time to time. Such credit limit will not constitute a committed line of credit. It is the intention of Secured Party not to charge interest pursuant to the Finance Plans at a rate in excess of the highest rate permitted by applicable law. In making such determination, interest on any outstanding loan amount shall be spread over the entire period that such loan amount is outstanding. Any such excess charges paid by Debtor to Secured Party shall be applied to reduce the applicable loan amount outstanding or refunded to Debtor, as appropriate. Debtor acknowledge receipt of a true copy hereof and waives notice of Secured Party’s acceptance hereof. Debtor represents that this Agreement is executed pursuant to authority of its Board of Directors and constitutes the valid and binding obligation of Debtor. Debtor may not assign its rights or delegate its obligations hereunder without the prior written consent of Secured Party. All notices hereunder shall be in writing and delivered or sent to the respective addresses set forth herein, or such other address as either Secured Party or Debtor may hereafter designate to the other. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REFERENCE TO APPLICABLE CONFLICT OF LAW PRINCIPLES. EACH OF THE PARTIES HERETO CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF RHODE ISLAND COURTS IN CONNECTION WITH THE RESOLUTION OF ANY DISPUTES CONCERNING THE MATTERS CONTEMPLATED HEREIN.

The parties hereto have executed this Agreement as of the date set forth above.

SECURED PARTY:			DEBTOR:

TEXTRON FINANCIAL CORPORATION, for itself and as agent for its affiliates			ALL HOMES CORP.

By:	/s/ Nick Bryant		By:	/s/ Robert G. Blatz
Print Name:	Nick Bryant		Print Name:	ROBERT G. BLATZ
Print Title:	Documentation Manager		Print Title:	President
	Secured Party’s address for notices:	P.O. Box 3090
Alpharetta, GA 30023
WITNESS FOR DEBTORS SIGNATURE:

Name:

Home Address:

Debtor’s principal place of business and address for notices:

Street:	29399 US 19 N, SUITE 320
City:	CLEARWATER State: FL
Zip: 33761
Name (s) of Debtor’s other partner(s) (if applicable):

EXHIBIT A

All equipment and inventory, wherever located, in which Debtor now or hereafter has rights, including, but not limited to, manufactured homes and installed or related appliances or products; all present and future attachments, accessories and accessions thereto; all spare parts, replacements, substitutions and exchanges therefore; all trade-ins relating thereto; all instruments, accounts and chattel paper arising therefrom (including leases and conditional sales contracts); and the proceeds of all of the foregoing, including proceeds in the form of goods, accounts, chattel paper, documents, instruments and/or general intangibles.

ACCEPTED:

/s/ Robert G. Blatz
Name:	Robert G. Blatz
Title:	President

Textron Financial Corporation, Subsidiary of Textron Inc.

SECRETARY’S CERTIFICATE

The undersigned Shannon E. Smith Secretary of All Homes Corp. (the “Company”), in order to induce Textron Financial Corporation (“TFC”) to enter into the Agreement(s) (as hereinafter defined), certifies to TFC that:

1. The Company is duly organized, validly existing and in good standing under the laws of the State or Commonwealth of Delaware; the Company has full corporate power and authority to execute, enter into and deliver the Amended and Restated Wholesale Security Agreement dated August 17, 2006 between the Company and TFC and any and all other documents related thereto, whether now or hereafter executed (the “Agreement(s)”); and all corporate action necessary to authorize the execution, delivery and performance of the Agreement(s) has been taken and such action has not been modified or rescinded in any respect.

2. Each of the following persons is a duly elected (or appointed), qualified and acting officer of the Company, having full power and authority to act alone on behalf of the Company with respect to the Agreement(s), including any future modification(s) thereof, and to execute and deliver such other instruments and agreements in connection therewith as he or she may deem necessary or proper; Said power and authority is being relied upon by TFC and shall remain in force and effect unless TFC shall receive in writing notice of the revocation of the following person(s) power to so act on behalf of the Company. The signature appearing opposite his or her name below is his or her genuine signature:

Name	Office	Signature
Robert G. Blatz	President	/s/ Robert G. Blatz

IN WITNESS WHEREOF, the undersigned has hereunto signed his or her name and imprinted the seal of the Company as of the date set forth below.

/s/ Shannon Smith
Secretary Shannon Smith

Date: August 17, 2006

1044P (Gen.) (11/89)

Secretary’s Certificate